Exhibit 99.1

Byline Bancorp, Inc. Reports Third Quarter 2023 Financial Results

Net income of $28.2 million, $0.65 diluted earnings per share

Chicago, IL, October 26, 2023 – Byline Bancorp, Inc. (NYSE: BY), today reported:

	For the quarter			Third Quarter Highlights
	3Q23	2Q23	3Q22[2]
Financial Results (in thousands)				(compared to 2Q23)
Net interest income	$92,452	$76,166	$68,635	Completed the acquisition and integration of Inland Bancorp, Inc.
Non-interest income	12,376	14,291	12,043
Total Revenue[1]	104,828	90,457	80,678
Noninterest expense	57,891	49,328	46,041	Top Illinois SBA 7(a) lender for 15th consecutive year
Pre-tax pre-provision net income (PTPP)[1]	46,937	41,129	34,637
Provision for credit losses	8,803	5,790	7,208
Provision for income taxes	9,912	9,232	7,020	Income Statement
Net Income	$28,222	$26,107	$20,409	• NIM expanded 14 bps

Per Share				• Adjusted net income[1] of $33.3 million, or
Diluted EPS	$0.65	$0.70	$0.55	$0.77 per adjusted diluted share[1]
Dividends declared per common share	0.09	0.09	0.09
Book value	21.04	21.58	19.64	• PTPP[1] of $46.9 million, increase of 14.1%
Tangible book value per share[1]	16.35	17.43	15.36
				• Adjusted efficiency ratio[1] of 47.35%
Balance Sheet & Credit Quality
Total loans and leases	$6,620,602	$5,596,512	$5,309,101	Balance Sheet
Total deposits	6,953,690	5,917,092	5,612,456	• Total assets of $8.9 billion
Net charge-offs	5,430	4,267	1,791
Allowance for credit losses (ACL) to total loans and	1.60%	1.66%	1.51%	• Average total loan and lease growth 17.1%
leases held for investment

Select Ratios				• Average total deposit growth 18.6%
Efficiency ratio[1]	53.75%	52.92%	55.07%
Return on average assets (ROAA)	1.30%	1.41%	1.13%	• Credit quality metrics in line with
Return on average stockholders' equity	12.11%	12.99%	10.57%	expectations; through-the-cycle approach
Return on average tangible common equity[1]	16.15%	16.78%	14.17%	to credit risk management
Net Interest Margin (NIM)	4.46%	4.32%	4.03%
Tangible common equity to tangible assets[1]	8.18%	8.87%	8.10%	• Regulatory capital ratios remain solid
Common Equity Tier 1	10.08%	10.58%	10.24%

CEO/President Commentary

Roberto R. Herencia, Executive Chairman and CEO of Byline Bancorp, commented, “We successfully completed the core system conversion and integration of our recent acquisition of Inland Bancorp, which we believe has strengthened the return profile of the company. With the expansion of our footprint and the continued execution of our strategic priorities, we see opportunities to leverage our products and services, and deliver enhanced stockholder value for years to come."

Alberto J. Paracchini, President of Byline Bancorp, added, “Adjusted third quarter results were highlighted by robust earnings, strong profitability, net interest margin expansion, solid deposit and loan growth, and controlled expenses. I want to thank our employees, who once again enabled our strong performance through their hard work,” said Mr. Paracchini.

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(2)
Recast due to the adoption of ASU 2016-13 Financial Instruments - Credit Losses on December 31, 2022, which was applied retrospectively to January 1, 2022. Refer to our Annual Report on Form 10-K for the year ended December 31, 2022 for additional information on the adoption of the standard.

Byline Bancorp, Inc.

STATEMENTS OF OPERATIONS HIGHLIGHTS

Net Interest Income

Net interest income for the third quarter of 2023 was $92.5 million, an increase of $16.3 million, or 21.4%, from the second quarter of 2023. The increase in net interest income was primarily due to an increase of $26.3 million in interest income and fees on loans and leases due to loans acquired and higher yields; partially offset by an increase of $12.4 million in deposit interest expense due to deposits assumed and higher rates on deposits.

Tax-equivalent net interest margin1 for the third quarter of 2023 was 4.47%, an increase of 14 basis points compared to the second quarter of 2023. Total net loan accretion income impact on the margin contributed 50 basis points to the net interest margin for the third quarter of 2023 compared to three basis points for the second quarter of 2023.

The average cost of total deposits was 2.13% for the third quarter of 2023, an increase of 43 basis points compared to the second quarter of 2023, as a result of higher rates on money market accounts and time deposits. Average non-interest-bearing demand deposits were 28.8% of average total deposits for the third quarter of 2023 compared to 31.7% during the second quarter of 2023.

Provision for Credit Losses

The provision for credit losses was $8.8 million for the third quarter of 2023, an increase of $3.0 million compared to $5.8 million for the second quarter of 2023, mainly attributed to a $2.7 million provision allocated for acquired non-credit-deteriorated loans resulting from acquisition accounting. The provision for credit losses is comprised of a provision for loan and lease losses of $7.9 million and a provision for unfunded commitments of $938,000.

Non-interest Income

Non-interest income for the third quarter of 2023 was $12.4 million, a decrease of $1.9 million, or 13.4%, compared to $14.3 million for the second quarter of 2023. The decrease in total non-interest income was primarily due to a decrease of $2.8 million in the valuation of the loan servicing asset reflecting higher discount rates and higher prepayment rates, partially offset by an increase of $769,000, or 13.5%, in the net gain on sales of loans. During the third quarter of 2023, we sold $101.6 million of U.S. government guaranteed loans compared to $85.9 million during the second quarter of 2023.

Non-interest Expense

Non-interest expense for the third quarter of 2023 was $57.9 million, an increase of $8.6 million, or 17.4%, from $49.3 million for the second quarter of 2023. The increase in total non-interest expense was mainly due to an increase of $5.3 million in salaries and employee benefits and an increase of $2.2 million in data processing, both primarily driven by merger-related expenses.

Our efficiency ratio was 53.75% for the third quarter of 2023 compared to 52.92% for the second quarter of 2023. Excluding significant items, our adjusted efficiency ratio1 for the third quarter 2023 was 47.35%, compared to 51.39% for the second quarter of 2023.

Income Taxes

We recorded income tax expense of $9.9 million during the third quarter of 2023, compared to $9.2 million during the second quarter of 2023. The effective tax rate was 26.0% and 26.1% for the third quarter of 2023 and second quarter of 2023, respectively.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION HIGHLIGHTS

Assets

Total assets were $8.9 billion as of September 30, 2023, an increase of $1.4 billion, or 18.1%, compared to $7.6 billion at June 30, 2023.

The current quarter increase was primarily due to an increase in net loans and leases of $1.0 billion mainly due to the acquisition; an increase in securities available-for-sale of $114.2 million, driven by increases in acquired securities; and an increase in cash and cash equivalents of $108.7 million mainly to support loan and lease portfolio growth and customer-related activities.

Non-performing loans and leases were $52.1 million at September 30, 2023, an increase of $13.8 million from $38.3 million at June 30, 2023. The increase was primarily the result of $13.7 million of non-performing acquired purchased credit deteriorated (PCD) loans.

Allowance for Credit Losses ("ACL") - Loans and Leases

ACL was $105.7 million as of September 30, 2023, an increase of $13.0 million, or 14.1%, from $92.7 million at June 30, 2023. The increase includes $10.6 million for PCD loans and a $2.7 million provision for acquired non-credit-deteriorated loans, as a result of the recent acquisition. Additional provision for originated loans and leases and an increase in individually assessed impairments were reduced by net charge-offs.

Net charge-offs of loans and leases during the third quarter of 2023 were $5.4 million, or 0.33% of average loans and leases, on an annualized basis. This was an increase of $1.1 million compared to net charge-offs of $4.3 million, or 0.31% of average loans and leases, during the second quarter of 2023.

Deposits and Other Liabilities

Total deposits increased to $7.0 billion at September 30, 2023 compared to $5.9 billion at June 30, 2023. Non-interest-bearing deposits were 28.2% and 30.3% of total deposits at September 30, 2023 and June 30, 2023, respectively. Estimated total uninsured deposits were $1.8 billion and $1.5 billion as of September 30, 2023 and June 30, 2023, and represented 26.1% and 25.9% of total deposits, respectively. The increase in deposits in the current quarter was mainly due to the deposits assumed and increased deposit campaigns. The increase in time deposits of $327.9 million was principally due to increased personal time deposits. The increase in money market demand accounts of $462.2 million was due to increases in consumer and commercial deposits. The increase in non-interest-bearing demand deposits of $166.1 million was mainly due to increases in assumed commercial deposits.

Total borrowings and other liabilities were $1.1 billion at September 30, 2023, an increase of $225.1 million from $844.7 million at June 30, 2023, primarily driven by increases in Federal Home Loan Bank advances, assumed junior subordinated debentures, accrued expenses and other liabilities.

Stockholders’ Equity

Total stockholders’ equity was $919.9 million at September 30, 2023, an increase of $106.0 million from $813.9 million at June 30, 2023. The increase was primarily due to stock consideration issued in connection with the acquisition.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, October 27, 2023, to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (833) 470-1428; passcode 719791. A recorded replay can be accessed through November 10, 2023, by dialing (866) 813-9403; passcode: 404695.

A slide presentation relating to our third quarter 2023 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $8.9 billion in assets and operates 48 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors/Media:
Brooks Rennie
Investor Relations Director
312-660-5805
brennie@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

			Recast
	September 30,	June 30,	September 30,
(dollars in thousands)	2023	2023	2022
ASSETS
Cash and due from banks	$71,248	$59,564	$56,546
Interest bearing deposits with other banks	357,640	260,621	159,744
Cash and cash equivalents	428,888	320,185	216,290
Equity and other securities, at fair value	7,902	18,473	7,279
Securities available-for-sale, at fair value	1,239,929	1,125,700	1,181,654
Securities held-to-maturity, at amortized cost	1,157	2,158	3,877
Restricted stock, at cost	30,505	24,377	27,077
Loans held for sale	7,299	25,995	33,975
Loans and leases:
Loans and leases	6,613,303	5,570,517	5,275,126
Allowance for credit losses - loans and leases	(105,696)	(92,665)	(79,704)
Net loans and leases	6,507,607	5,477,852	5,195,422
Servicing assets, at fair value	19,743	21,715	21,127
Premises and equipment, net	67,121	56,304	59,049
Other real estate owned, net	1,671	2,265	4,402
Goodwill and other intangible assets, net	205,028	155,977	160,484
Bank-owned life insurance	96,268	83,222	81,592
Deferred tax assets, net	89,841	66,895	95,831
Accrued interest receivable and other assets	240,409	194,572	179,218
Total assets	$8,943,368	$7,575,690	$7,267,277
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,959,855	$1,793,749	$2,142,183
Interest-bearing deposits	4,993,835	4,123,343	3,470,273
Total deposits	6,953,690	5,917,092	5,612,456
Other borrowings	713,233	574,922	653,954
Subordinated notes, net	73,822	73,778	73,648
Junior subordinated debentures issued to capital trusts, net	70,336	37,557	37,232
Accrued expenses and other liabilities	212,342	158,399	154,182
Total liabilities	8,023,423	6,761,748	6,531,472
STOCKHOLDERS’ EQUITY
Common stock	450	391	389
Additional paid-in capital	708,615	599,718	597,049
Retained earnings	403,368	379,078	314,800
Treasury stock	(50,329)	(50,383)	(51,535)
Accumulated other comprehensive loss, net of tax	(142,159)	(114,862)	(124,898)
Total stockholders’ equity	919,945	813,942	735,805
Total liabilities and stockholders’ equity	$8,943,368	$7,575,690	$7,267,277

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
			Recast
(dollars in thousands,	September 30,	June 30,	September 30,
except per share data)	2023	2023	2022
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$125,465	$99,134	$72,635
Interest on securities	8,415	6,559	6,402
Other interest and dividend income	2,710	1,579	626
Total interest and dividend income	136,590	107,272	79,663
INTEREST EXPENSE
Deposits	37,163	24,723	5,971
Other borrowings	3,981	4,241	3,232
Subordinated notes and debentures	2,994	2,142	1,825
Total interest expense	44,138	31,106	11,028
Net interest income	92,452	76,166	68,635
PROVISION FOR CREDIT LOSSES	8,803	5,790	7,208
Net interest income after provision for credit losses	83,649	70,376	61,427
NON-INTEREST INCOME
Fees and service charges on deposits	2,372	2,233	2,128
Loan servicing revenue	3,369	3,377	3,422
Loan servicing asset revaluation	(3,646)	(865)	(2,342)
ATM and interchange fees	1,205	1,112	1,007
Net realized losses on securities available-for-sale	—	—	(2)
Change in fair value of equity securities, net	(313)	193	(581)
Net gains on sales of loans	6,473	5,704	5,580
Wealth management and trust income	939	1,039	995
Other non-interest income	1,977	1,498	1,836
Total non-interest income	12,376	14,291	12,043
NON-INTEREST EXPENSE
Salaries and employee benefits	34,969	29,642	29,587
Occupancy and equipment expense, net	5,314	4,404	3,919
Impairment charge on assets held for sale		—	—
Loan and lease related expenses	836	488	530
Legal, audit, and other professional fees	3,805	3,675	2,733
Data processing	6,472	4,272	3,370
Net loss recognized on other real estate owned and other related expenses	111	288	275
Other intangible assets amortization expense	1,551	1,455	1,611
Other non-interest expense	4,833	5,104	4,016
Total non-interest expense	57,891	49,328	46,041
INCOME BEFORE PROVISION FOR INCOME TAXES	38,134	35,339	27,429
PROVISION FOR INCOME TAXES	9,912	9,232	7,020
NET INCOME	$28,222	$26,107	$20,409
EARNINGS PER COMMON SHARE
Basic	$0.66	$0.70	$0.55
Diluted	$0.65	$0.70	$0.55

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
			Recast
(dollars in thousands, except share	September 30,	June 30,	September 30,
and per share data)	2023	2023	2022
Earnings per Common Share
Basic earnings per common share	$0.66	$0.70	$0.55
Diluted earnings per common share	$0.65	$0.70	$0.55
Adjusted diluted earnings per common share(1)(3)	$0.77	$0.73	$0.55
Weighted average common shares outstanding (basic)	43,025,927	37,034,626	36,851,973
Weighted average common shares outstanding (diluted)	43,458,110	37,337,906	37,371,159
Common shares outstanding	43,719,203	37,752,002	37,465,902
Cash dividends per common share	$0.09	$0.09	$0.09
Dividend payout ratio on common stock	13.85%	12.86%	16.36%
Tangible book value per common share(1)	$16.35	$17.43	$15.36
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin, fully taxable equivalent (1)(4)	4.47%	4.33%	4.04%
Average cost of deposits	2.13%	1.70%	0.43%
Efficiency ratio(1)(2)	53.75%	52.92%	55.07%
Adjusted efficiency ratio(1)(2)(3)	47.35%	51.39%	55.07%
Non-interest income to total revenues(1)	11.81%	15.80%	14.93%
Non-interest expense to average assets	2.66%	2.67%	2.56%
Adjusted non-interest expense to average assets(1)(3)	2.35%	2.60%	2.56%
Return on average stockholders' equity	12.11%	12.99%	10.57%
Adjusted return on average stockholders' equity(1)(3)	14.30%	13.56%	10.57%
Return on average assets	1.30%	1.41%	1.13%
Adjusted return on average assets(1)(3)	1.53%	1.48%	1.13%
Pre-tax pre-provision return on average assets(1)	2.16%	2.23%	1.93%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.46%	2.30%	1.93%
Return on average tangible common stockholders' equity(1)	16.15%	16.78%	14.17%
Adjusted return on average tangible common stockholders' equity(1)(3)	18.95%	17.50%	14.17%
Non-interest-bearing deposits to total deposits	28.18%	30.31%	38.17%
Loans and leases held for sale and loans and lease held for investment to total deposits	95.21%	94.58%	94.59%
Deposits to total liabilities	86.67%	87.51%	85.93%
Deposits per branch	$144,869	$155,713	$147,696
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	0.79%	0.69%	0.80%
ACL to total loans and leases held for investment, net before ACL	1.60%	1.66%	1.51%
Net charge-offs to average total loans and leases held for investment, net before ACL - loans and leases	0.33%	0.31%	0.14%
Capital Ratios
Common equity to total assets	10.29%	10.74%	10.12%
Tangible common equity to tangible assets(1)	8.18%	8.87%	8.10%
Leverage ratio	10.75%	10.74%	10.30%
Common equity tier 1 capital ratio	10.08%	10.58%	10.24%
Tier 1 capital ratio	11.12%	11.22%	10.91%
Total capital ratio	13.17%	13.52%	13.02%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes merger-related expenses and impairment charges on assts held for sale and ROU assets

(4) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended
	September 30, 2023			June 30, 2023			Recast September 30, 2022
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$195,019	$1,724	3.51%	$135,003	$1,041	3.09%	$77,522	$210	1.08%
Loans and leases(1)	6,484,875	125,465	7.68%	5,535,593	99,134	7.18%	5,217,779	72,635	5.52%
Taxable securities	1,371,979	8,465	2.45%	1,250,780	6,324	2.03%	1,306,024	5,963	1.81%
Tax-exempt securities(2)	168,805	1,184	2.78%	151,205	980	2.60%	162,591	1,083	2.64%
Total interest-earning assets	$8,220,678	$136,838	6.60%	$7,072,581	$107,479	6.10%	$6,763,916	$79,891	4.69%
Allowance for credit losses - loans and leases	(108,315)			(92,804)			(74,383)
All other assets	521,982			424,122			447,939
TOTAL ASSETS	$8,634,345			$7,403,899			$7,137,472
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$579,917	$2,208	1.51%	$541,036	$2,175	1.61%	$583,777	$1,077	0.73%
Money market accounts	2,040,476	16,676	3.24%	1,534,463	10,799	2.82%	1,391,923	3,358	0.96%
Savings	594,555	228	0.15%	575,254	220	0.15%	673,966	247	0.15%
Time deposits	1,706,531	18,051	4.20%	1,328,679	11,529	3.48%	687,124	1,289	0.74%
Total interest-bearing deposits	4,921,479	37,163	3.00%	3,979,432	24,723	2.49%	3,336,790	5,971	0.71%
Other borrowings	463,561	3,981	3.41%	509,419	4,241	3.34%	607,471	3,232	2.11%
Subordinated notes and debentures	144,171	2,994	8.24%	111,255	2,142	7.72%	110,799	1,825	6.54%
Total borrowings	607,732	6,975	4.55%	620,674	6,383	4.12%	718,270	5,057	2.79%
Total interest-bearing liabilities	$5,529,211	$44,138	3.17%	$4,600,106	$31,106	2.71%	$4,055,060	$11,028	1.08%
Non-interest-bearing demand deposits	1,987,996			1,848,538			2,198,095
Other liabilities	192,860			148,983			118,496
Total stockholders’ equity	924,278			806,272			765,821
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,634,345			$7,403,899			$7,137,472
Net interest spread(3)			3.43%			3.39%			3.61%
Net interest income, fully taxable equivalent		$92,700			$76,373			$68,863
Net interest margin, fully taxable equivalent(2)(4)			4.47%			4.33%			4.04%
Less: Tax-equivalent adjustment		248	0.01%		207	0.01%		228	0.01%
Net interest income		$92,452			$76,166			$68,635
Net interest margin(4)			4.46%			4.32%			4.03%

Net loan accretion impact on margin		$10,276	0.50%		$611	0.03%		$1,371	0.08%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents our allocation of originated, purchased credit deteriorated (PCD), and acquired non-credit-deteriorated loans and leases at the dates indicated:

					Recast
	September 30, 2023		June 30, 2023		September 30, 2022
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$1,837,531	27.8%	$1,806,531	32.4%	$1,659,218	31.5%
Residential real estate	454,456	6.9%	453,880	8.1%	409,926	7.8%
Construction, land development, and other land	406,334	6.1%	387,623	7.0%	456,276	8.5%
Commercial and industrial	2,286,058	34.6%	2,086,274	37.4%	1,940,236	36.8%
Installment and other	2,968	0.0%	3,582	0.1%	999	0.0%
Leasing financing receivables	641,032	9.7%	604,437	10.9%	492,744	9.3%
Total originated loans and leases	$5,628,379	85.1%	$5,342,327	95.9%	$4,959,399	94.0%
Purchased credit deteriorated loans
Commercial real estate	$154,573	2.3%	$30,724	0.6%	$49,649	0.9%
Residential real estate	47,485	0.7%	26,012	0.5%	35,309	0.7%
Construction, land development, and other land	29,587	0.5%	320	0.0%	1,131	0.0%
Commercial and industrial	21,014	0.3%	1,726	0.0%	2,345	0.1%
Installment and other	125	0.0%	129	0.0%	149	0.0%
Total purchased credit deteriorated loans	$252,784	3.8%	$58,911	1.1%	$88,583	1.7%
Acquired non-credit-deteriorated loans and leases
Commercial real estate	$296,656	4.5%	$126,191	2.3%	$159,928	3.0%
Residential real estate	220,091	3.4%	25,055	0.4%	36,480	0.7%
Construction, land development, and other land	87,087	1.3%	—	0.0%	187	0.0%
Commercial and industrial	127,253	1.9%	16,750	0.3%	27,249	0.5%
Installment and other	153	0.0%	25	0.0%	216	0.0%
Leasing financing receivables	900	0.0%	1,258	0.0%	3,084	0.1%
Total acquired non-credit-deteriorated loans and leases	$732,140	11.1%	$169,279	3.0%	$227,144	4.3%
Total loans and leases	$6,613,303	100.0%	$5,570,517	100.0%	$5,275,126	100.0%
Allowance for credit losses - loans and leases	(105,696)		(92,665)		(79,704)
Total loans and leases, net of allowance for credit losses - loans and leases	$6,507,607		$5,477,852		$5,195,422

The following table presents the balance and activity within the allowance for credit losses - loans and lease for the periods indicated:

	Three Months Ended
					Recast
	September 30,		June 30,		September 30,
(dollars in thousands)	2023		2023		2022
ACL - loans and leases, beginning of period	$92,665		$90,465		$74,048
Adjustment for acquired PCD loans	10,596		—		—
Provision for credit losses - loans and leases	7,865		6,467		7,447
Net charge-offs - loans and leases	(5,430)		(4,267)		(1,791)
ACL - loans and leases, end of period	$105,696		$92,665		$79,704
Net charge-offs - loans and leases to average total loans and leases held for investment, net before ACL	0.33%		0.31%		0.14%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	1.45	x	1.52	x	4.16	x

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents the amounts of non-performing loans and leases and other real estate owned at the date indicated:

				September 30, 2023
			Recast	Change from
(dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	June 30, 2023	September 30, 2022
Non-performing assets:
Non-accrual loans and leases	$52,070	$38,273	$41,942	36.0%	24.1%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$52,070	$38,273	$41,942	36.0%	24.1%
Other real estate owned	1,671	2,265	4,402	(26.2)%	(62.0)%
Total non-performing assets	$53,741	$40,538	$46,344	32.6%	16.0%
Total non-performing loans and leases as a percentage of total loans and leases	0.79%	0.69%	0.80%
Total non-performing assets as a percentage of total assets	0.60%	0.54%	0.64%
Allowance for credit losses - loans and lease as a percentage of non-performing loans and leases	202.99%	242.12%	190.03%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$3,588	$2,472	$1,676	45.1%	114.1%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$3,588	$2,472	$1,676	45.1%	114.1%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.73%	0.64%	0.76%
Total non-performing assets not guaranteed as a percentage of total assets	0.56%	0.50%	0.61%

The following table presents the composition of deposits at the dates indicated:

				September 30, 2023
				Change from
(dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	June 30, 2023	September 30, 2022
Non-interest-bearing demand deposits	$1,959,855	$1,793,749	$2,142,183	9.3%	(8.5)%
Interest-bearing checking accounts	592,771	530,775	616,139	11.7%	(3.8)%
Money market demand accounts	2,062,252	1,600,043	1,485,815	28.9%	38.8%
Other savings	581,073	562,706	669,734	3.3%	(13.2)%
Time deposits (below $250,000)	1,446,485	1,214,717	586,198	19.1%	146.8%
Time deposits ($250,000 and above)	311,254	215,102	112,387	44.7%	176.9%
Total deposits	$6,953,690	$5,917,092	$5,612,456	17.5%	23.9%

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended
			Recast
	September 30,	June 30,	September 30,
(dollars in thousands, except per share data)	2023	2023	2022
Net income and earnings per share excluding significant items
Reported Net Income	$28,222	$26,107	$20,409
Significant items:
Impairment charges on ROU assets	394	—	—
Merger-related expenses	6,307	1,391	—
Tax benefit	(1,617)	(230)	—
Adjusted Net Income	$33,306	$27,268	$20,409
Reported Diluted Earnings per Share	$0.65	$0.70	$0.55
Significant items:
Impairment charges on ROU assets	0.01	—	—
Merger-related expenses	0.15	0.04	—
Tax benefit	(0.04)	(0.01)	—
Adjusted Diluted Earnings per Share	$0.77	$0.73	$0.55

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
			Recast
(dollars in thousands, except per share data,	September 30,	June 30,	September 30,
ratios annualized, where applicable)	2023	2023	2022
Adjusted non-interest expense:
Non-interest expense	$57,891	$49,328	$46,041
Less: Significant items
Impairment charges on ROU assets	394	—	—
Merger-related expenses	6,307	1,391	—
Adjusted non-interest expense	$51,190	$47,937	$46,041
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$51,190	$47,937	$46,041
Less: Amortization of intangible assets	1,551	1,455	1,611
Adjusted non-interest expense excluding amortization of intangible assets	$49,639	$46,482	$44,430
Pre-tax pre-provision net income:
Pre-tax income	$38,134	$35,339	$27,429
Add: Provision for credit losses	8,803	5,790	7,208
Pre-tax pre-provision net income	$46,937	$41,129	$34,637
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$46,937	$41,129	$34,637
Add: Impairment charges on ROU assets	394	—	—
Add: Merger-related expenses	6,307	1,391	—
Adjusted pre-tax pre-provision net income	$53,638	$42,520	$34,637
Tax equivalent net interest income
Net interest income	$92,452	$76,166	$68,635
Add: Tax-equivalent adjustment	248	207	228
Net interest income, fully taxable equivalent	$92,700	$76,373	$68,863
Total revenue:
Net interest income	$92,452	$76,166	$68,635
Add: Non-interest income	12,376	14,291	12,043
Total revenue	$104,828	$90,457	$80,678
Tangible common stockholders' equity:
Total stockholders' equity	$919,945	$813,942	$735,805
Less: Goodwill and other intangibles	205,028	155,977	160,484
Tangible common stockholders' equity	$714,917	$657,965	$575,321
Tangible assets:
Total assets	$8,943,368	$7,575,690	$7,267,277
Less: Goodwill and other intangibles	205,028	155,977	160,484
Tangible assets	$8,738,340	$7,419,713	$7,106,793
Average tangible common stockholders' equity:
Average total stockholders' equity	$924,278	$806,272	$765,821
Less: Average goodwill and other intangibles	202,978	156,766	161,292
Average tangible common stockholders' equity	$721,300	$649,506	$604,529
Average tangible assets:
Average total assets	$8,634,345	$7,403,899	$7,137,472
Less: Average goodwill and other intangibles	202,978	156,766	161,292
Average tangible assets	$8,431,367	$7,247,133	$6,976,180
Tangible net income available to common stockholders:
Net income available to common stockholders	$28,222	$26,107	$20,409
Add: After-tax intangible asset amortization	1,137	1,067	1,181
Tangible net income available to common stockholders	$29,359	$27,174	$21,590
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$29,359	$27,174	$21,590
Impairment charges on ROU assets	394	—	—
Merger-related expenses	6,307	1,391	—
Tax benefit on significant items	(1,617)	(230)	—
Adjusted tangible net income available to common stockholders	$34,443	$28,335	$21,590

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
			Recast
(dollars in thousands, except share and per share	September 30,	June 30,	September 30,
data, ratios annualized, where applicable)	2023	2023	2022
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$46,937	$41,129	$34,637
Average total assets	8,634,345	7,403,899	7,137,472
Pre-tax pre-provision return on average assets	2.16%	2.23%	1.93%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$53,638	$42,520	$34,637
Average total assets	8,634,345	7,403,899	7,137,472
Adjusted pre-tax pre-provision return on average assets	2.46%	2.30%	1.93%
Net interest margin, fully taxable equivalent
Net interest income, fully taxable equivalent	$92,700	$76,373	$68,863
Total average interest-earning assets	8,220,678	7,072,581	6,763,916
Net interest margin, fully taxable equivalent	4.47%	4.33%	4.04%
Non-interest income to total revenues:
Non-interest income	$12,376	$14,291	$12,043
Total revenues	104,828	90,457	80,678
Non-interest income to total revenues	11.81%	15.80%	14.93%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$51,190	$47,937	$46,041
Average total assets	8,634,345	7,403,899	7,137,472
Adjusted non-interest expense to average assets	2.35%	2.60%	2.56%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$49,639	$46,482	$44,430
Total revenues	104,828	90,457	80,678
Adjusted efficiency ratio	47.35%	51.39%	55.07%
Adjusted return on average assets:
Adjusted net income	$33,306	$27,268	$20,409
Average total assets	8,634,345	7,403,899	7,137,472
Adjusted return on average assets	1.53%	1.48%	1.13%
Adjusted return on average stockholders' equity:
Adjusted net income	$33,306	$27,268	$20,409
Average stockholders' equity	924,278	806,272	765,821
Adjusted return on average stockholders' equity	14.30%	13.56%	10.57%
Tangible common equity to tangible assets:
Tangible common equity	$714,917	$657,965	$575,321
Tangible assets	8,738,340	7,419,713	7,106,793
Tangible common equity to tangible assets	8.18%	8.87%	8.10%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$29,359	$27,174	$21,590
Average tangible common stockholders' equity	721,300	649,506	604,529
Return on average tangible common stockholders' equity	16.15%	16.78%	14.17%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$34,443	$28,335	$21,590
Average tangible common stockholders' equity	721,300	649,506	604,529
Adjusted return on average tangible common stockholders' equity	18.95%	17.50%	14.17%
Tangible book value per share:
Tangible common equity	$714,917	$657,965	$575,321
Common shares outstanding	43,719,203	37,752,002	37,465,902
Tangible book value per share	$16.35	$17.43	$15.36